SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549


AMENDMENT NO. 1
TO
FORM 8-K
Current Report



Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934




Date of Report:	October 1, 1999
		(Date of earliest event reported)



PROGRESSIVE TELECOMMUNICATIONS CORPORATION
Exact name of registrant as specified in its charter



    Nevada                         0-15413             95-3480640
State of other jurisdiction of   Commission File No.  I.R.S. Employer
incorporation or organization						                            ID No.



601 Cleveland Street, Suite 930, Clearwater, Florida  33755
(Address of principal executive offices)


Registrant's telephone number, including area code:	(727) 466-9898


Marquee Entertainment, Inc.
6404 Wilshire Boulevard, Suite 550, Los Angeles, California 90048
(Former name or former address if changed since last report)



Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)	At it's board meeting on October 1, 1999, the Board of Directors of
Progressive Telecommunications Corporation (the "Registrant") engaged the accounting firm of Meeks Dorman & Company, P.A. as independent accountants for the Registrant for 1999, subject to approval of shareholders.
The work ofJay J. Shapiro, C.P.A. was terminated on October 1, 1999.
Mr. Shapiro resigned by letter dated September 24, 1999 which the Registrant received on October 1, 1999. The Registrant intended to terminate
Mr. Shapiro and replace him with Meeks Dorman & Company, P.A. in connection with the Registrant's acquisition of Progressive Telecommunication Corporation.

(b)	During the two most recent fiscal years and interim period subsequent to September 30, 1998, there have been no disagreements with Jay J. Shapiro, C.P.A. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable events.

(c)	Discharged's reports on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.
However, the audit report of Jay J. Shapiro C.P.A. dated December 23, 1998 for the year ended September 30, 1998 did raise concerns as to the Registrant's ability to continue as a going concern during fiscal 1999 based on its current cash position being inadequate to meet its operating needs and significant losses incurred during fiscal year 1998.

(d)	The Registrant is filing herewith a letter from Jay J. Shapiro C.P.A.
addressed to the Securities and Exchange Commission stating that he agrees with the statement made by the Registrant in response to this Item 4. The Registrant is hereby amending Form 8-K filed on October 6, 1999 to include, as an exhibit to this Form 8-K report, a copy of such letter.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

	(a)	none

	(b)	none

	(c)	Exhibits

		16.	Letter from Jay J. Shapiro, C.P.A. (filed herewith)




	Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

						PROGRESSIVE TELECOMMUNICATIONS
						CORPORATION



						By:       /s/ Barry Shevlin
						           Barry Shevlin, CEO



Dated:  November 12, 1999
P9725251	3